Exhibit 10.70

                                    GUARANTY

     THIS GUARANTY, made this 16th day of January, 2001, by DONALD D. CANNELLA (hereinafter referred to as the "Guarantor"), to and for the benefit of WELLS FARGO BANK WEST, N.A., TRUSTEE OF THE JAMES C. BERGER ROLLOVER IRA (formerly Norwest Bank Colorado, National Association, Trustee of the James C. Berger Rollover IRA) ("BERGER"), JOHN M. VENTIMIGLIA ("VENTIMIGLIA"), ROBIN L. MORLEY AND MARK E. MORLEY (COLLECTIVELY "MORLEY"), and any successor holder of the Notes more particularly referred to below (Berger, Ventimiglia and Morley hereinafter collectively referred to as the "Lender").

     1.00 RECITALS

          1.01 LOAN. OPEC Corp. and FutureOne, Inc., (hereinafter collectively referred to as the "Borrower") has applied to Lender to amend and extend a loan in the principal amount of ONE MILLION DOLLARS ($1,000,000.00) and has applied to Berger and Ventimiglia for a new loan in the principal amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) (hereinafter collectively referred to as the "Loan") to be evidenced by Borrower's Second Amendment and Note (hereinafter referred to collectively as the "Note"), of even date herewith, secured by a Security Agreement (hereinafter referred to as the "Security Agreement") of even date therewith.

          1.02 INDUCEMENT FOR GUARANTY. Lender is unwilling to make the Loan unless Guarantor guarantees payment of the Note and performance by Borrower of each and every term, covenant, condition, and agreement contained therein and in the Security Agreement and under any and all other agreements executed by the Borrower to or for the benefit of the Lender in connection with the Loan on the part of Borrower to be kept, observed or performed. The Note, Security Agreement, and such other agreements are hereinafter collectively referred to as the "Loan Documents." Guarantor desires to give such guaranty in order to induce Lender to make the Loan. Guarantor is a substantial shareholder in FutureOne, Inc., and FutureOne, Inc., is the parent of OPEC Corp., and Guarantor has a financial interest in the success of Borrower.

     2.00 GUARANTY, WAIVER, AND CONSENTS

          2.01 GUARANTY. Guarantor unconditionally and absolutely guarantees the due and punctual payment of the principal of the Note, the interest thereon, and any other money due or which may become due under the Loan Documents, and the due and punctual performance and observance by Borrower of any other terms, covenants, and conditions of the Loan Documents on the part of the Borrower to be kept, observed, or performed, whether according to the present terms thereof, at any earlier or accelerated date or dates as provided therein, or pursuant to any extension of time or to any change or changes in the terms, covenants, and conditions thereof (other than an increase in the principal of, or interest on, the Note), now or at any time hereafter made or granted.

          2.02 WAIVER AND CONSENTS. Guarantor waives diligence, presentment, protest, notice of dishonor, demand for payment, extension of time for payment, notice of acceptance of this Guaranty, nonpayment at maturity, and indulgences and notice of every kind, and consents to any and all forbearances and extensions of the time for payment of the Note or performance under the Loan Documents, and to any and all changes in the terms, covenants, and conditions of the Loan Documents hereafter made or granted, and to any and all substitutions, exchanges, or releases of all or any part of the collateral therefor. It is the intention hereof that Guarantor shall remain liable hereunder until the full amount of the principal of the Note, with interest, and any other sums due or to become due under the Loan Documents, shall have been fully paid, and the terms, covenants and conditions of the Loan Documents shall have been fully kept, observed, and performed by Borrower notwithstanding any act, omission, or thing which might otherwise operate as a legal or equitable discharge of Guarantor.
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     3.00 AGREEMENTS AND COVENANTS OF GUARANTOR

          3.01 NO SUBROGATION. Guarantor agrees that he shall have no right of subrogation whatsoever with respect to the Loan Documents, or to original moneys due and unpaid thereon, or any collateral securing the same, unless and until Lender shall have received payment in full of all sums due under the Loan Documents.

          3.02 ENFORCEMENT. This Guaranty may be enforced by Lender without first resorting to or exhausting any other security or collateral and without first having recourse to the Note or any of the remedies provided by the Loan Documents through foreclosure proceedings or otherwise. Nothing herein contained, however, shall prevent Lender from suing on the Note, or foreclosing the Security Agreement, or from exercising any other rights under the Loan Documents. If such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Note and/or the other Loan Documents. Lender shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. At any sale of the security or collateral for the indebtedness or any part thereof, whether by foreclosure or otherwise, Lender may at its discretion purchase all or any part of such collateral so sold or offered for sale for its own account and may apply the amount bid therefor against the balance due it pursuant to the terms of the Note and/or the other Loan Documents.

          3.03 EXPENSES OF ENFORCEMENT. ln the event this Guaranty is placed in the hands of an attorney for enforcement, Guarantor will reimburse Lender for all expenses incurred in connection therewith, including reasonable attorney's fees.

     4.00 MISCELLANEOUS

          4.01 SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit and may be enforced by Lender, and any subsequent holder of the Note and/or beneficiary under the Security Agreement and shall be binding upon and enforceable against the legal representatives, heirs, and assigns of Guarantor.

          4.02 NO ALTERATION OF OTHER DOCUMENTS. No provision of this Guaranty shall be construed to alter or amend the Loan Documents, or to relieve Borrower of any duties or obligations under the Loan Documents.

          4.03 WORD MEANINGS. As used herein the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

          4.04 JOINT OBLIGATION. In the event that more than one person or party shall execute this Guaranty as the Guarantor herein, this agreement shall bind all persons and parties jointly and severally.

          4.05 COLORADO LAW; VENUE. This Guaranty and the terms and provisions hereof shall be governed by and construed according to the laws of the State of Colorado, without regard to principles of conflict of laws. Any suit hereon may be brought and prosecuted in the courts of El Paso County, Colorado.

          4.06 REMEDIES CUMULATIVE. Guarantor hereby agrees with Lender that all rights, remedies, and recourses afforded to Lender by reason of this Guaranty, or otherwise, are separate and cumulative and may be pursued separately, successively or concurrently, as occasion therefor shall occur, and are nonexclusive and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which Lender may have.

          4.07 CAPTIONS. The captions herein are for reference purposes only.

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          WITNESS the execution  hereof by the Guarantor and the affixing of the
Guarantor's seal.


                                     GUARANTOR:


                                     /s/ Donald D. Cannella
                                     ------------------------------------ (SEAL)
                                     Donald D. Cannella